EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Caneum, Inc. on Form SB-2 of our report for Tier One Consulting, Inc. dated May 26, 2006, with the Securities and Exchange Commission, which is part of this Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.
Mendoza Berger & Company, L.L.P.

/s/ Mendoza Berger & Company, L.L.P.
Irvine, California
June 12, 2006